UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2013, Sears Holdings Corporation (the “Company”) held its annual meeting of stockholders at the Company’s offices in Hoffman Estates, Illinois. The meeting was held to vote on the matters described below.

1. Election of Directors. Paul G. DePodesta, William C. Kunkler, III, Edward S. Lampert, Steven T. Mnuchin, Ann N. Reese and Thomas J. Tisch were elected to the Board of Directors for a one-year term expiring at the 2014 annual meeting of stockholders and until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Vote
Paul G. DePodesta	91,572,728	397,354	6,510,057
William C. Kunkler, III	91,406,498	563,584	6,510,057
Edward S. Lampert	91,203,012	767,070	6,510,057
Steven T. Mnuchin	91,357,993	612,089	6,510,057
Ann N. Reese	91,393,771	576,311	6,510,057
Thomas J. Tisch	91,396,929	573,153	6,510,057

2. Advisory Vote to Approve the Compensation of Named Executive Officers. The stockholders approved, by an advisory vote, the compensation of the named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
90,986,894	859,308	123,880	6,510,057

3. Approval of the Sears Holdings Corporation 2013 Stock Plan. The stockholders approved the Sears Holdings Corporation 2013 Stock Plan. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
91,048,819	802,908	118,355	6,510,057

4. Approval of an Amendment to the Performance Measures under the Amended and Restated Sears Holdings Corporation Umbrella Incentive Program. The stockholders approved the amended and restated Sears Holdings Corporation Umbrella Incentive Program. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
91,258,778	571,141	140,163	6,510,057

5. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013. The stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013. The votes on this matter were as follows:

For	Against	Abstain
98,122,548	276,237	81,354

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker, Vice President, Controller and Chief Accounting Officer

Date: May 1, 2013